Securities and Exchange Commission
                                Washington, D.C.




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  September 25, 1995




                                AMREP CORPORATION
     -----------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



          Oklahoma                     1-4702                 59-0936128
     ----------------            -----------------           --------------
     (State or other             (Commission File            (IRS Employer
     jurisdiction of                 Number)                 Identification
     incorporation)                                             Number)

     641 Lexington Avenue, Sixth Floor, New York, NY                10022
     ------------------------------------------------            ----------
      (Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number, including area code:     (212) 705-4700
                                                             --------------






     Item 5.   Other Events
     -------   ------------

               Management's Discussion and Analysis for the Fiscal Year ended April 30, 1995 ("MDA") describes a dispute with the Internal Revenue Service ("IRS"). The dispute concerns the method by which the Company utilizes a provision of the Internal Revenue Code (the "Code") to adjust taxable income of its Kable News Company subsidiary in an amount related to magazines returned within a specified period following the close of the tax year. It is reported in the MDA that the Company had been informed that the IRS had issued notices of deficiency to two other taxpayers in which the IRS contests those taxpayers' adjustments to taxable income which were made in reliance on the same Code provision and use the same method as that used by the Company, and that those taxpayers had commenced litigation against the IRS in the Tax Court.

               On September 25, 1995, the Tax Court ruled in favor of the IRS in one of those cases. The Company and its professional advisors believed, and continue to believe, that the Company's methods are correct under the Code even though the IRS has issued regulations which require a contrary method. However, the ruling of the Tax Court upholds the regulations. The Tax Court ruling can be appealed to the United States Court of Appeals, and the Company assumes it will be.

               The Company intends to vigorously litigate the issue, assuming as it does that the IRS will pursue the matter against it. The Company's counsel is of the view that, if the Tax Court ruling in the other corporation's case is reversed on appeal, the Company most probably will prevail, but that if the Tax Court ruling is sustained the chances of the Company ultimately prevailing are not large. If the Company does not prevail, it will be faced with a current obligation to pay taxes, which have already been recorded in the Company's financial statements as a deferred tax liability, of approximately $20,000,000 and also interest thereon, for which no reserve has been recorded, of approximately $17,000,000.

               The Company is advised that it will be a number of months at the earliest before a Tax Court decision on the claim of the IRS against it could be rendered. Our auditors have advised us that if the status of the dispute with the IRS remains unchanged from the current status at the time they next report on the Company's financial statements, they will have to consider report modifications.

               The Company is exploring various potential sources of funds should the IRS prevail.



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                                    SIGNATURES



               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMREP Corporation



     Date:  September 29, 1995       By: /s/ Valerie Ascuitto
                                         ---------------------
                                             Vice President

































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